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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2002 (March 1, 2002)

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11566	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant's telephone number, including area code: 303-290-8700

Item 5. OTHER EVENTS

MARKWEST ANNOUNCES SETTLEMENT AGREEMENTS

        DENVER—March 1, 2002—MarkWest Hydrocarbon, Inc. (AMEX: MWP), today reported that all three suits filed in February 2001 by a number of Appalachian producers have been settled out of court. The actions will be dismissed, and the claims have been released.

        These settlements have no material effect on MarkWest, and MarkWest is continuing its commercial relationships with these parties on the same economic terms as before. John Fox, president, said, "We are very pleased to have worked constructively with producers in Appalachia to put this matter behind us."

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        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company's operations, financial performance and other factors as discussed in the Company's filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the Company's Form 10-K for the year ended December 31, 2000, and Form 10-Q for the period ending September 30, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC. (Registrant)
Date: March 12, 2002	By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk Senior Vice President of Finance and Chief Financial Officer (On Behalf of the Registrant and as Principal Financial and Accounting Officer)

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  Item 5. OTHER EVENTS
MARKWEST ANNOUNCES SETTLEMENT AGREEMENTS
SIGNATURE